UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2007

PURIO INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-142019

(Commission File Number)

98-0525503

(IRS Employer Identification No.)

2470 St. Rose Parkway, Suite 304, Henderson, Nevada, 89074

(Address of principal executive offices and Zip Code)

(702) 562-4091

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As used in this current report, the terms “we”, “us” and “our” refer to Purio Inc., formerly AOM Minerals Ltd.

On December 7, 2007, we entered into a share exchange agreement with Purio Environmental Water Source, Inc. (“Purio”), a private Nevada corporation, and the shareholders of Purio. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the issued and outstanding shares of Purio’s common stock in exchange for the issuance by our company of 27,500,000 shares of our common stock to the shareholders of Purio. A copy of the share exchange agreement is attached hereto as Exhibit 2.1.

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Business of Purio Environmental Water Source, Inc.

Purio was incorporated under the laws of the State of Nevada and its principal offices are located at 1048 1685 H Street, Blaine, Washington, USA. Purio owns proprietary water clarification technology suitable to a broad number of applications including the clarification of surface water, industrial process water and sewage. Purio intends to use its technology initially for industrial and commercial applications to reclaim water and reduce the need for fresh water in such applications. Purio further intends to use its proprietary technology to produce potable water for commercial and residential use. In all cases, Purio intends to retain ownership and operation of its proprietary technology and selling the produce water to end users.

Terms and Conditions of the Share Exchange Agreement

The following is a brief description of the terms and conditions of the share exchange agreement that are material to our company:

1.	our company and Purio will receive duly executed copies of all third-party consents and approvals contemplated by the share exchange agreement;
2.	no material adverse change will occur with the business or assets of our company or Purio since the effective date of the share exchange agreement;
3.	Purio will have no more than 27,500,000 common shares issued and outstanding on the closing date of the share exchange agreement;
4.	our company and Purio will be reasonably satisfied with their respective due diligence investigation of each other;
5.

Purio will have delivered to our company audited financial statements for its last two fiscal years, prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States; and

6.	our company will adopt resolutions appointing Daryl English to the board of directors of our company.
7.	our company will adopt resolutions accepting the resignation of Patrick Michael Shamber, Casper Stabile and Brennon Wood as directors and officers of our company

The foregoing description of the share exchange agreement is qualified in its entirety by the contents of the share exchange agreement attached as Exhibit 2.1 to this current report.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange or appoint Daryl English to the board of directors of our company as contemplated in the share exchange agreement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Our management has been investigating additional business opportunities, and had identified water treatment as an industry that it was considering pursuing. As result of this change in focus, and our confidence that the acquisition of Purio will proceed, effective December 5, 2007, we completed a merger with our subsidiary, Purio Inc, a Nevada corporation, that we incorporated to facilitate the change of our name, to better reflect our anticipated direction. As a result, we have changed our name from “AOM Minerals Ltd.” to “Purio Inc.”. We have changed the name of our company to better reflect the changed direction and potential future business of our company.

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Item 7.01.	Regulation FD Disclosure

The name change will become effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on December 10, 2007 under the new stock symbol “PURO”. Our new CUSIP number is 74627R 108.

Item 9.01 Financial Statements and Exhibits

2.1	Share Exchange Agreement dated December 7, 2007, among our company, Purio and the selling the shareholders of Purio as set out in the share exchange agreement.
99.1	Articles of Merger filed with the Secretary of State of Nevada on November 29, 2007 and which is effective December 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURIO INC.

By: /s/ Joseph Swanson

Joseph A.M. Swanson
Director, Vice President and Chief Operations Officer

Dated: December 7, 2007

CW1565710.1